OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Fair Isaac Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FAIR ISAAC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 2, 2004,
AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Please take notice that the Annual Meeting of the Stockholders of Fair Isaac Corporation will be held at the time and place and for the purposes indicated below.

TIME	9:30 A.M., local time, on Monday, February 2, 2004

PLACE	Offices of Fair Isaac Corporation 200 Smith Ranch Road San Rafael, California 94903

ITEMS OF BUSINESS	1. To elect eight directors to serve until the 2005 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2. To amend our Restated Certificate of Incorporation to increase the total authorized shares of Common Stock from 100,000,000 to 200,000,000;

3. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending September 30, 2004; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on Friday, December 5, 2003. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least 10 days prior to the Annual Meeting at our offices at 200 Smith Ranch Road, San Rafael, California 94903.

ANNUAL REPORT	Our 2003 Annual Report, which includes a copy of our Annual Report on Form 10-K, accompanies this Proxy Statement.

VOTING	Your Vote is Important. We invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the telephone voting instructions on the proxy card. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card.

ADMITTANCE TO MEETING	Admittance to the Annual Meeting will be limited to stockholders. If you are a stockholder of record and plan to attend, please either detach the admission ticket from your proxy card and bring it with you to the Annual Meeting or present identification corresponding to your account name at the registration table located outside the meeting room. If you are a stockholder whose shares are held by a bank, broker or other nominee, you will be asked to attest to such ownership at the registration table prior to the Annual Meeting.

ANDREA M. FIKE Vice President, General Counsel and Secretary

January 8, 2004

FAIR ISAAC CORPORATION

200 Smith Ranch Road
San Rafael, California 94903

Proxy Statement

      This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Fair Isaac Corporation (“Fair Isaac,” the “Company,” “we” or “us”), a Delaware corporation, of proxies to be voted at our 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, February 2, 2004, and at any postponement or adjournment thereof. A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2003, which includes a copy of our Annual Report on Form 10-K, accompanies this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about January 8, 2004.

Proxy Solicitation

      The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by giving written notice of revocation to our Corporate Secretary or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not of itself revoke a proxy, however, any stockholder who attends the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with instructions on the proxy card. If no such specifications are made, proxies will be voted FOR the election of the eight nominees for director listed in this Proxy Statement, FOR the amendment of the Company’s Restated Certificate of Incorporation, and FOR the ratification of the appointment of KPMG LLP as the Company’s auditors for the fiscal year 2004.

      We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. In addition to the solicitation of proxies by mail, our officers and other employees may communicate with stockholders either in person or by telephone for the purpose of soliciting such proxies, and no additional compensation will be paid for such solicitation. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $6,500 plus normal out-of-pocket expenses.

Outstanding Shares and Voting Rights

      Only holders of our Common Stock at the close of business on December 5, 2003 (the “Record Date”), are entitled to receive this notice and to vote their shares at the Annual Meeting. At the close of business on the Record Date, there were 46,909,965 shares of Common Stock, $0.01 par value, issued and outstanding, and 11,673,402 shares of Common Stock were held as treasury stock by the Company. The shares held as treasury stock are not entitled to vote.

      Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting, subject to the provisions regarding cumulative voting in the election of directors as described below. A plurality of the votes cast is required for the election of the eight nominees for director listed in this Proxy Statement under Proposal 1. The affirmative vote of a majority of the shares outstanding on the Record Date is necessary to approve Proposal 2, the amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Shares of Common Stock held in treasury are not considered outstanding for this purpose. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is necessary to ratify Proposal 3, the appointment of KPMG LLP as our auditors for the fiscal year 2004. Abstentions will be counted toward a quorum and have the effect of negative votes with regard to Proposal 3. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will also be counted towards a quorum and will have the same effect as negative votes with regard to Proposal 3. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative votes, negative votes, abstentions and broker non-votes.

      As to the election of the directors, each stockholder is entitled to one vote per share multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single candidate or may distribute them among the director candidates, or for any two or more candidates as the stockholder may see fit; provided, however, that no stockholder shall be entitled to cumulate votes unless the name or names of the candidate or candidates for whom votes are cast have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of our Board of Directors’ nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

      Our Board of Directors currently consists of eight members. Our Board of Directors has nominated the following eight persons, all of whom currently serve as directors, for election as directors to serve until the 2005 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified.

A. George Battle. Director since August 1996 and Chair of the Board of Directors since February 2002; member of the Audit Committee; Chair of the Governance, Nominating and Executive Committee; age 59.

From December 2000 until January 1, 2004, Mr. Battle served as Chief Executive Officer of Ask Jeeves, Inc. As of January 1, 2004, he became Executive Chairman of Ask Jeeves. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner of Arthur Andersen LLP and Andersen Consulting LLP. Mr. Battle’s last position at Andersen Consulting was Managing Partner, Market Development, responsible for Andersen Consulting’s worldwide industry activities, its Change Management and Strategic Services offerings, and worldwide marketing and advertising. Mr. Battle is a director of Ask Jeeves, Inc.; Barra, Inc.; and PeopleSoft, Inc. He is also a director of Alaska Travel Adventures; Masters Select Equity Mutual Fund; Masters Select International Mutual Fund; and Masters Select Value Fund. Mr. Battle is a Senior Fellow of the Aspen Institute. He is past President of the Board of Trustees of the Berkeley Repertory Theatre, past Chairman of the Board of the Head Royce School, and a national trustee of the Marcus A. Foster Educational Institute. Mr. Battle received an undergraduate degree from Dartmouth College and an M.B.A. from the Stanford University Business School.

Tony J. Christianson. Director since November 1999; age 51.

Since 1980, Mr. Christianson has been a Managing Partner of Cherry Tree Investments, Inc., a private equity investment firm focused on application service providers, education businesses and information technology services companies. Mr. Christianson is a director of AmeriPride Services, Inc.; Capella Education Company; Dolan Media Company; Peoples Education Holding, Inc.; and Transport Corp. of America. He also serves as the chair of Adam Smith Company, a closely held investment company; and a director of Greenspring Companies. He received an undergraduate degree from Saint John’s University, Collegeville, Minnesota, and an M.B.A. from the Harvard Business School.

Thomas G. Grudnowski. Director since December 1999; President and Chief Executive Officer; age 53.

Mr. Grudnowski joined the Company on December 2, 1999, as the Company’s President and Chief Executive Officer. From 1972 until December 1, 1999, he was employed by Andersen Consulting LLP. He was named a partner in 1983, and his last position at Andersen Consulting was Managing Partner in charge of e-commerce ventures. Mr. Grudnowski received an undergraduate degree from Saint John’s University, Collegeville, Minnesota.

Alex W. Hart. Director since August 2002; member of the Compensation Committee; age 63.

Since November 1997, Mr. Hart has been an independent consultant to the financial services industry. He served as Chief Executive Officer of Advanta Corporation, a consumer lending company, from August 1995 to November 1997, and as its Executive Vice Chairman from March 1994 to August 1996. From November 1988 to March 1994, he served as President and Chief Executive Officer of MasterCard International. Mr. Hart also serves as a director of Global Payments, Inc., a payment services company; and Sanchez Computer Associates Inc., a provider of enterprise banking software. He is a director and Chairman of the Board of Silicon Valley Bancshares Inc. He served as a director of HNC Software Inc. (“HNC”) from October 1998 through August 2002. Mr. Hart holds an undergraduate degree from Harvard University and has completed studies at the Graduate School of Bank Marketing at the University of Colorado and the Graduate Program for Data Processing Management at Harvard Business School.

Philip G. Heasley. Director since November 2000; Chair of the Compensation Committee; member of the Governance, Nominating and Executive Committee; age 54.

Since August 2003, Mr. Heasley has been a financial consultant and investor. From January 2001 through August 2003, he served as Chairman and Chief Executive Officer of Bank One’s First USA credit card unit. He was the President and Chief Operating Officer of U.S. Bancorp from July 1999 through November 2000, and Vice Chairman and President of its consumer products division from September 1993 until July 1999. Mr. Heasley serves as a director of Fidelity National Financial, Inc.; Ohio Casualty Corporation; and Public Radio International. During the last five years he served as a director of Schwan’s Enterprises, Inc.; Sun America, Inc.; Visa USA; and Visa International. His past civic board affiliations include Advantage Minnesota; the Minnesota Opera; the Saint Paul Chamber of Commerce; the Science Museum of Minnesota; and the Walker Art Center. He received an undergraduate degree from Marist College and an M.B.A. from Bernard Baruch Graduate School of Business, both in New York.

Guy R. Henshaw. Director since February 1994; Chair of the Audit Committee; member of the Governance, Nominating and Executive Committee; age 57.

Since October 1995, Mr. Henshaw has been a partner in Henshaw/ Vierra Management Counsel, L.L.C. He is also a Vice President of Eubel, Brady & Suttman Asset Management, an investment Management firm, located in Dayton, Ohio. From January 1992 until September 1995, he was Chairman and Chief Executive Officer of Payday, a payroll outsourcing services company. From 1984 to 1991 he was President, Chief Financial Officer and a director of Civic BanCorp. Mr. Henshaw serves as a director of Sleepy Cat Software, iSystems LLC and Research & Diagnostic Antibodies Inc., all private companies. Mr. Henshaw is Chairman of the John Muir/ Mt. Diablo Health System and a Trustee of Ripon College. He received an undergraduate degree from Ripon College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

David S. P. Hopkins. Director since August 1994; member of the Audit Committee; age 60.

Since January 1996, Dr. Hopkins has been Director of Quality Management and Improvement for Pacific Business Group on Health, a non-profit coalition of 45 large private and public sector employers. From January 1995 until January 1996, he was an independent consultant in health care. From 1993 to 1995, he was Vice President, Client Services and Corporate Development of International Severity Information Systems, Inc., a medical severity indexing software and consulting firm. He is a director of the Alan Guttmacher Institute; and a member of advisory boards to the Joint Commission on Accreditation of Healthcare Organizations and the National Quality Forum, a not-for-profit organization formed to create a national strategy for healthcare quality and reporting. Prior to 1993 he held a number of senior management positions with Stanford University and its medical facilities. He received an undergraduate degree from Harvard University, and a Ph.D. in Operations Research and an M.S. in Statistics from Stanford University.

Margaret L. Taylor. Director since December 1999; member of the Compensation Committee; age 52.

Since December 1999, Ms. Taylor has been President of PeopleSoft Investments, Inc., an investment management subsidiary of PeopleSoft, Inc., a developer of enterprise client/server application software products. She is a member of the board of the Lake Tahoe School. From 1989 until June 1999, she was a Senior Vice President of PeopleSoft, Inc. She holds a B.A. in Psychology and Communications from Lone Mountain College in San Francisco, California.

      If any nominee is unable or declines to serve (a contingency which we do not now foresee), either the proxies named in the accompanying form will be voted for any nominee who may be nominated by the present Board of Directors to fill such vacancy, or the size of the Board may be reduced accordingly.

      Officers are elected at the first meeting of the Board of Directors following the Annual Meeting of Stockholders. Officers serve until their successors are elected and qualified. There are no family relationships between any of the directors and any executive officer.

Board Meetings and Committee Membership

      During fiscal 2003, our Board of Directors held four regular and two special meetings. During fiscal 2003, the Board had three standing committees: the Audit Committee; Compensation Committee; and the Governance, Nominating and Executive Committee. The Audit Committee is a separate committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of each of these committees is an “independent director” under the Company’s guidelines and the New York Stock Exchange listing requirements. Each committee’s current charter and the Company’s criteria used to determine the independence of its directors and committee members is available on the Company’s website: www.fairisaac.com/fairisaac/investors/. Each incumbent director attended more than 75% of the aggregate number of all Board meetings and meetings of committees on which the director served during fiscal 2003. Directors are not required to attend the Company’s annual meeting of stockholders, however all persons nominated for election as director at the Company’s 2003 Annual Meeting of Stockholders did attend that meeting.

      The members of the Audit Committee are A. George Battle, Guy R. Henshaw (Chair), and David S. P. Hopkins. The Audit Committee selects and retains independent auditors and assists the Board in its oversight of the integrity of the Company’s financial statements, including the performance of our independent auditors in their audit of our annual financial statements. The Audit Committee meets with management and the independent auditors as may be required. The independent auditors have full and free access to the Audit Committee without the presence of management. The Board has determined that Mr. Battle is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Exchange Act. The Audit Committee held 12 meetings during fiscal 2003.

      The members of the Compensation Committee are Alex W. Hart, Philip G. Heasley (Chair), and Margaret L. Taylor. The Compensation Committee determines all aspects of the compensation of our executive officers and considers and makes recommendations to the Board concerning action with respect to broadly based compensation and benefits plans. The Committee also administers the Company’s 1992 Long-term Incentive Plan, our 2002 Stock Bonus Plan, and our 2003 Employment Inducement Award Plan, adopted November 16, 2003. The Compensation Committee held six meetings during fiscal 2003.

      The members of the Governance, Nominating and Executive Committee are A. George Battle (Chair), Philip G. Heasley, and Guy R. Henshaw. This Committee is responsible for developing and recommending to the Board a set of corporate governance principles, identifying and considering appropriate candidates for election to the Board, and for exercising certain powers of the Board. In evaluating director candidates, regardless of the source of the nomination, the Committee will consider, in accordance with its charter, the composition of the Board as a whole, the requisite characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Committee has not established specific minimum qualifications in this connection. No policy has been established for the consideration of candidates recommended by stockholders. The Committee does not believe that such a policy would materially affect its willingness to consider such a candidate. Following consideration by the Governance, Nominating and Executive Committee, the full Board will review and act, or recommend action to the stockholders, as appropriate, with respect to director nominees. Invitation to join the Board will be extended by the Board acting through its Chair, and by the Chief Executive Officer. The Governance, Nominating and Executive Committee held 11 meetings during fiscal 2003.

Directors’ Compensation

      We compensate each director who is not an employee of the Company (an “Outside Director”) with a combination of cash and options to purchase Company stock. We periodically review our program of director compensation in view of our belief that director compensation should be competitive, and link rewards to stockholder returns through increased ownership of our stock. During fiscal 2003, Outside Directors were compensated as described below.

      Cash Compensation. In fiscal 2003, each Outside Director other than the Chair received an annual retainer of $20,000, plus $1,000 for each Board or (effective February 3, 2003) committee meeting attended. The Chair received an annual retainer of $40,000 for services as Chair, plus $2,000 for each Board and (effective February 3, 2003) $1,000 for each committee meeting attended. Outside Directors who are chairs of standing committees (in 2003, the Audit, Compensation, and Governance, Nominating and Executive Committees) received an additional $5,000 per year. Each Outside Director has the right, prior the annual meeting, to elect to receive such annual retainer in the form of options to purchase our Common Stock instead of cash, on the same terms as the annual grants to Outside Directors, described below. A director who elects to receive his or her annual retainer in the form of a stock option receives a stock option to purchase a number of shares equal to the amount of the retainer divided by one-half of the per share price of our common stock on the date of grant. In 2003, under these arrangements, Mr. Henshaw received options to purchase 1,027 shares of Common Stock.

      Stock Compensation. Under our 1992 Long-term Incentive Plan as amended, each Outside Director receives a grant of 30,000 non-qualified stock options (the “Initial Grant”) upon election as an Outside Director and a grant of non-qualified options for 11,250 shares on the date of each annual meeting, provided such member has been an Outside Director since the prior annual meeting (the “Annual Grant”). In addition, each Outside Director who serves as a standing committee chairperson receives 1,500 nonqualified options. The exercise price of all such options is equal to the fair market value of our common stock on the date of grant. The Initial Grants vest in 20% increments on each of the first through fifth anniversary dates of the director’s election, and they are exercisable in full upon termination of the Outside Director’s services for any reason. Annual Grants are immediately exercisable upon grant. Both Initial Grants and Annual Grants expire 10 years after the date of grant.

Vote Required

      A plurality of the votes cast is required for the election of the directors.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

      The Board of Directors has adopted a resolution proposing an amendment of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of all classes of Company stock from 101,000,000 shares to 201,000,000 shares, by increasing the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. As of November 30, 2003, the Company had 46,702,599 shares of Common Stock issued and outstanding and held 11,673,402 shares in treasury. An additional 16,683,894 authorized and unissued shares were reserved for future issuance under the Company’s stock plans, of which 10,189,173 authorized and unissued shares were covered by outstanding options and 6,494,721 authorized and unissued shares were available for future grant or purchase. Of the shares issuable under our stock plans, 361,250 will be issued from treasury, and are not reflected as reserves against authorized but unissued shares. Additionally, 2,703,190 shares were reserved for conversion of the Company’s 5.25% Convertible Subordinated Notes Due September 1, 2008, and 6,067,151 shares were reserved for conversion of the Company’s 1.5% Senior Convertible Notes due August 15, 2023 (the “Senior Convertible Notes”). The remaining 16,169,764 authorized and unissued shares were unreserved.

      The Board of Directors believes that the authorized Common Stock available for issue is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. The additional authorized shares will provide the Company with greater flexibility to use its capital stock, without further stockholder approval, for various purposes including, without limitation, expanding the Company’s businesses and product lines through the acquisition of other businesses or products, stock dividends (including stock splits in the form of stock dividends), raising capital, providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. The Company currently does not have specific agreements or plans that would involve the issuance of the proposed additional authorized shares, although it intends to continue to consider transactions from time to time that would result in such issuances. The Company cannot assure the stockholders that any such transactions will be consummated on favorable terms or at all or, if consummated, that any such transaction will enhance stockholder value. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a stockholder who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder’s percentage voting power.

      The authorized shares of Common Stock in excess of those issued or reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      As amended, Article 4(a) of the Restated Certificate of Incorporation shall read in its entirety as follows:

4.(a) The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred one million (201,000,000), of which one million (1,000,000) shares shall be Preferred Stock of the par value of $.01 per share, and two hundred million (200,000,000) shares shall be

Common Stock of the par value of $.01 per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

Vote Required and Effective Date

      The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after approval at the Annual Meeting.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDMENT OF ARTICLE 4(a) OF THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee will select and retain independent auditors for fiscal year 2004. The Audit Committee has appointed the firm of KPMG LLP as our independent auditors for the Company’s fiscal year ending September 30, 2004. KPMG LLP has served as our independent auditors since May 1991. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the Company’s independent auditors is not required by our By-laws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2003, and September 30, 2002, and fees for other services rendered by KPMG LLP during those periods.

	2003	2002

Audit Fees	$1,790,000	$1,324,000
Audit Related Fees	72,000	83,000
Tax Fees	399,000	301,000
All Other Fees	55,000	55,000
Total	$2,316,000	$1,763,000

      Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of the Company’s consolidated financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, fees for SEC registration statement services, and fees incurred in connection with the Company’s Senior Convertible Notes.

      Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as due diligence services in fiscal 2002 for benefit plan audits, consultation on accounting standards or transactions.

      Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services.

      All Other Fees. All other fees consisted principally of fees related to operational system attestation services.

      The Audit Committee considers whether the provision of these services is compatible with maintaining KPMG LLP’s independence, and has determined such services for fiscal 2003 and 2002 were compatible. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable in during fiscal 2002 and 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

      The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.

      On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

Vote Required

      The affirmative vote of a majority of the shares present and entitled to vote is required to ratify this proposal.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 30, 2003, by (i) each of our directors and nominees for director, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all of our executive officers and directors as a group, and (iv) each person known to us who beneficially owns more than 5% of the outstanding shares of our Common Stock.

	Beneficial Ownership[1]
Directors, Nominees, Executive Officers
and 5% Stockholders	Number	Percent[2]

Putnam Investment Management, LLC[3]	3,094,499	6.6%
One Post Office Square Boston, MA 02109
Kayne Anderson Rudnick Investment Management LLC[4]	3,051,048	6.5%
1800 Avenue of the Stars, #200 Los Angeles, CA 90067
Entities affiliated with Neuberger Berman, LLC[5]	2,743,788	5.9%
605 Third Avenue New York, NY 10158-3698
Thomas G. Grudnowski[6]	937,500	2.0%
Larry E. Rosenberger[7]	872,302	1.9%
Kenneth J. Saunders[8]	123,595	*
Steven A. Sjoblad[9]	88,150	*
A. George Battle[10]	81,898	*
Guy R. Henshaw[11]	81,311	*
Tony J. Christianson[12]	77,507	*
David S. P. Hopkins[13]	66,150	*
Chad L. Becker[14]	62,113	*
Margaret L. Taylor[15]	48,500	*
Philip G. Heasley[16]	42,750	*
Alex W. Hart[17]	37,165	*
All executive officers and directors as a group (22 persons)[18]	3,034,569	6.5%

*	Represents holdings of less than 1%.

(1) To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) If the named person holds stock options exercisable on or prior to January 29, 2004, the shares underlying those options are included in the number for such person as if such person had exercised those options. Shares deemed issued to a holder of stock options pursuant to the preceding sentence are not deemed issued and outstanding for purposes of the percentage calculation with respect to any other stockholder.

(3) Information as to this person is based on the report on Form 13F filed by this person as of September 30, 2003. The Company has no current information concerning this person’s voting or dispositive power with respect to the shares reported in the table.

(4) Information as to this person is based on oral advice provided by this person to the Company on December 30, 2003. This person has sole voting and dispositive power with respect to all the shares reported in the table.

(5) Information as to this person is based on the report on Form 13F filed by this person as of September 30, 2003. The Company has no current information concerning this person’s voting or dispositive power with respect to the shares reported in the table.

(6) Includes options for 922,500 shares.

(7) Includes options for 330,154 shares.

(8) Includes options for 120,502 shares.

(9) Includes options for 72,500 shares.

(10)	Includes options for 78,000 shares. Also includes 2,925 shares held by Mr. Battle’s son who resides with him and includes 225 shares held by his sister, as to which he has dispositive power. Mr. Battle disclaims beneficial ownership of such shares.

(11)	Represents options for 67,936 shares. Also includes 10,000 shares held in a trust of which Mr. Henshaw is a co-trustee.

(12)	Includes options for 74,507 shares.

(13)	Includes options for 63,150 shares.

(14)	Includes options for 44,376 shares.

(15)	Includes options for 45,250 shares.

(16)	Includes options for 21,750 shares.

(17)	Includes options for 31,165 shares.

(18)	Includes shares described in notes 6 through 17, above, including a total of 2,306,994 shares subject to options exercisable on or prior to January 29, 2004, by all the persons in this group.

EXECUTIVE COMPENSATION

Compensation

      The following table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer and each of our other four most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended September 30, 2003.

Summary Compensation Table

	Annual Compensation					Long Term Compensation

						Awards		Payouts
					Other
					Annual	Restricted	Securities		All Other
					Compen-	Stock	Underlying	LTIP	Compen-
		Salary[1]	Bonus[1]		sation[1]	Awards[2]	Options	Payouts	sation[3]
Name and Principal Position	Year	($)	($)		($)	($)	(#)	($)	($)

Thomas G. Grudnowski	2003	$550,000	$500,000		$4,369 [4]	0	200,000	0	0
President and Chief	2002	530,128	840,000		0	0	150,000	0	0
Executive Officer	2001	400,000	413,803	[5]	0	0	225,000	0	0
Kenneth J. Saunders[6]	2003	$329,893	$47,606	[7]	0	0	60,000	0	$7,498
Vice President and Chief	2002	314,793	0		0	0	295,502 [8]	0	5,298
Financial Officer	2001	306,000	103,929		0	0		0	3,947
Chad L. Becker	2003	$318,855	$54,382	[7]	0	0	50,000	0	$8,662
Vice President, Strategy	2002	269,192	14,550	[7]	0	$455,940	30,000	0	7,851
Machines — Life-Cycle	2001	203,000	35,010		0	0	11,250	0	6,800
Solutions
Steven A. Sjoblad	2003	$344,731	$40,636	[7]	0	0	65,000	0	$8,334
Vice President, Consumer	2002	287,372	38,750	[7]	0	$455,940	45,000	0	4,151
Solutions	2001	58,333	0		0	0	67,500	0	1,755
Larry E. Rosenberger	2003	$318,855	$42,392	[7]	0	0	40,000	0	$19,340
Vice President, Research and	2002	308,992	28,340	[7]	0	$455,940	45,000	0	20,757
Development/ Analytics	2001	269,250	76,810	[7]	0	0	45,000	0	20,686

(1)	For Mr. Grudnowski, represents salary, bonus and other annual compensation earned during the indicated fiscal year, including portions thereof paid following the end of the fiscal year. For all other persons in this table, represents salary and bonus paid during the fiscal year, regardless of when earned.

(2)	The shares of restricted stock reflected in the table were issued under our 2002 Stock Bonus Plan, which is designed to motivate key employees in connection with the business integration challenges presented by our acquisition of HNC. These restricted shares were issued on August 5, 2002, the closing date of our acquisition of HNC. The dollar figures in this column represent the total number of shares of restricted stock awarded to each specified person (14,900 shares) multiplied by the closing sales price per share on August 5, 2002 ($30.60). Unrestricted ownership of these shares vests without cost to the holder in four equal annual installments beginning August 5, 2003, subject to the holder’s continued employment with the Company on the vesting date. Dividends will be paid on the shares of restricted stock held by the persons named. As of September 30, 2003, each person identified in the table as a holder of restricted stock held, subject to the restrictions described above, 14,900 shares of such stock, with an aggregate value of $878,504.

(3)	Except as otherwise described in this footnote, represents for fiscal 2003 the value of employer contributions to accounts of each of the named persons in the Company’s 401(k) Plan. For fiscal 2003, employer contributions to the 401(k) Plan accounts of the persons named above were as follows: Mr. Grudnowski, $0; Mr. Saunders, $7,498; Mr. Becker, $8,662; Mr. Sjoblad, $8,334; and Mr. Rosenberger, $8,000. The amount shown in this column for Mr. Rosenberger in 2003 includes a supplemental payment of $11,340 he received under a special provision made by the Board in 1999, upon termination of the Fair, Isaac Pension Plan.

(4)	The amount shown in this column for Mr. Grudnowski represents payments to cover certain tax obligations related to the value of his personal use of Company-owned aircraft, an amount determined to be $14,751.

(5)	Represents the cash bonus paid under the Management Incentive Plan and the named person’s employment agreement. See “Executive Officer Employment Agreements” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation-Fiscal Year 2003 Management Incentive Plan” and “— CEO Compensation.”

(6)	Mr. Saunders’ employment with the Company commenced upon the Company’s acquisition of HNC on August 5, 2002. Prior to that date in 2002 and for all of 2001 Mr. Saunders served as an executive financial officer of HNC. Mr. Saunders’ salary and bonus shown in this table includes amounts earned by him as an employee of HNC prior to August 5, 2002.

(7)	Represents the cash bonus paid under the Company’s Management Incentive Plan. See description under “Report of the Compensation Committee of the Board of Directors on Executive Compensation-Fiscal Year 2003 Management Incentive Plans.”

(8)	Of this number, 95,502 represent options originally granted to Mr. Saunders to purchase shares of stock of HNC which were converted to options to purchase Company stock upon the Company’s acquisition of HNC as of August 5, 2003. The remaining 200,000 were granted to Mr. Saunders after that date under arrangements described elsewhere herein. See “Executive Officer Employment Agreements.”

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term[6]
	Options	in Fiscal	Price Per	Expiration
Name	Granted	Year[5]	Share	Date	5%	10%

Thomas G. Grudnowski	200,000[1]	8.1%	$42.71	11/26/12	$5,372,018	$13,613,748
Kenneth J. Saunders	60,000[2]	2.4%	$46.55	03/19/13	$1,756,503	$4,451,323
Chad L. Becker	50,000[3]	2.0%	$38.35	11/14/12	$1,205,905	$3,056,001
Steven A. Sjoblad	25,000[4]	1.0%	$41.90	12/05/12	$658,767	$1,669,445
	40,000[3]	1.6%	$38.35	11/14/12	$964,724	$2,444,801
Larry E. Rosenberger	40,000[3]	1.6%	$38.35	11/14/12	$964,724	$2,444,801

(1)	Granted at fair market value on November 26, 2002, vesting in 25% increments annually on November 26 of each of the four years commencing November 26, 2003.

(2)	Granted at fair market value on March 19, 2003, vesting in 25% increments annually on March 19 of each of the four years commencing March 19, 2004.

(3)	Granted at fair market value on November 14, 2002, vesting in 25% increments annually on November 14 of each of the four years commencing on November 14, 2003.

(4)	Granted at fair market value on December 5, 2002, vesting in 25% increments annually on December 5 of each of the four years commencing December 5, 2003.

(5)	Based on approximately 2,472,675 options granted to employees in fiscal 2003.

(6)	The 5% and 10% rates of appreciation are specified for illustrative purposes as required by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our stock. If our stock does not increase in value above the exercise price, then the option grants described in the table will be valueless.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY End		at FY End[2]
	Acquired	Value
Name	on Exercise	Realized[1]	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas G. Grudnowski	200,000	$6,679,326	775,938	484,062	$31,577,946	$11,510,175
Kenneth J. Saunders	25,000	$718,667	120,502	210,000	$3,340,809	$4,899,600
Chad L. Becker	28,125	$869,079	24,376	97,811	$784,282	$2,467,360
Steven A. Sjoblad	0	$0.00	45,000	132,500	$1,118,249	$2,808,648
Larry E. Rosenberger	0	$0.00	308,904	108,625	$12,708,029	$2,727,755

(1)	Equal to the closing sales price of our Common Stock as reported by the New York Stock Exchange on the date the options were exercised, less the exercise price.

(2)	Based on the closing sales price of our Common Stock as reported by the New York Stock Exchange on September 30, 2003 ($58.96), less the exercise price.

      The following table provides certain information as of September 30, 2003 with respect to our equity compensation plans:

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders[1]	7,469,305	$34.45	188,716[2]
Equity compensation plans not approved by security holders[3]	1,781,906	$25.59	0

Total	9,251,211	$32.75	188,716

(1)	Includes compensation plans approved by security holders of entities acquired by us.

(2)	Under our 1992 Long-term Incentive Plan, a number of shares equal to 4% of the number of shares of our Common Stock outstanding on the last day of the preceding fiscal year is available for grant under that plan in each fiscal year. The amount shown in the table does not include (i) the additional shares that became available for grant on October 1, 2003, or (ii) options to purchase 1,259,032 shares available for issuance under plans assumed by us in connection with the HNC acquisition, the issuance of which may be subject to further approval by our stockholders under the New York Stock Exchange corporate governance rules.

(3)	The equity compensation plans not approved by security holders consist of (i) individual option grants to some of our executive officers and our Chairman of the Board and (ii) grants under the 1998 Stock Option Plan of HNC which has been assumed by us in connection with the acquisition of HNC. Under each of the individual option grants, the exercise price of the options was equal to the fair market value on the date of grant and, except in one case noted below, the options vest in equal installments over four years. The recipients of these options, the grant date and the number of outstanding shares covered by the options are as follows: Thomas G. Grudnowski, August 1999, 595,000 shares (options vest 25% on the first anniversary of the grant date and in equal monthly installments thereafter during ensuing three years); Thomas G. Grudnowski; May and November 2001, 150,000 shares; Mark P. Pautsch, August 2000, 194,062 shares; Kenneth J. Saunders, August 2002, 200,000 shares; and A. George Battle, February 2002, 11,250 shares. Options to purchase 631,594 shares of our common stock are outstanding under the 1998 Stock Option Plan of HNC. All options granted under the Plan must have an exercise price equal to the fair market value on the date of grant and generally vest over four years.

Executive Officer Employment Agreements

      Mr. Grudnowski has served as the Company’s Chief Executive Officer and as a director since December 2, 1999. We entered into an employment agreement dated August 23, 1999, with Thomas G. Grudnowski. This agreement was amended on December 3, 1999, and December 26, 2001 (the “Grudnowski Employment Agreement”). The Grudnowski Employment Agreement had a term of four years, subject to earlier termination under certain circumstances, and expired December 1, 2003. As of that date, the Company and Mr. Grudnowski were considering the terms on which Mr. Grudnowski would provide his services to the Company in the future, but no definitive agreement for this purpose had been concluded. Through fiscal 2003 and prior to its termination, the Grudnowski Employment Agreement provided that, beginning in fiscal 2002, Mr. Grudnowski’s annual base salary shall be $550,000 and his incentive award may range from zero to twice his base salary, with a target equal to the base salary, and depending on the achievement of certain strategic, business and financial objectives to be mutually determined by Mr. Grudnowski and our Board of Directors within 90 days following the beginning of the fiscal year. Portions of this incentive award may be earned and paid more frequently than annually and may be paid under the provisions of our general employee incentive plan, as determined by the Compensation Committee. Pursuant to the Grudnowski Employment Agreement, we granted Mr. Grudnowski options vesting over four years to purchase up to 945,000 shares of our Common Stock, with an exercise price equal to the fair market value as of August 23, 1999, and options to purchase 90,000 shares of our Common Stock, with an exercise price equal to the fair market value as of December 3, 1999, which vested January 1, 2000. The options to purchase our Common Stock vest fully upon Company-initiated termination of Mr. Grudnowski’s employment without cause, upon a change in control of the Company, or upon termination of employment owing to Mr. Grudnowski’s death or disability. The Grudnowski Employment Agreement further provided that if we terminated Mr. Grudnowski’s employment without cause, then we would pay Mr. Grudnowski, among other things, twice Mr. Grudnowski’s base salary at the time of termination and twice the incentive award received by Mr. Grudnowski for the fiscal year immediately prior to termination. The Grudnowski Employment Agreement also provided that the Company would make available to Mr. Grudnowski, on a non-exclusive basis, a rental apartment in San Rafael, California for his use while on Company business.

      We entered into an employment agreement dated August 5, 2002, with Kenneth J. Saunders (the “Saunders Employment Agreement”). Mr. Saunders has served as the Company’s Vice President and Chief Financial Officer since that date. The Saunders Employment Agreement is for a four year term, and is deemed renewed from year to year thereafter, subject to cancellation by either party. The Saunders Employment Agreement provides that Mr. Saunders’ starting base salary will be $341,000 subject to increases in the Company’s sole discretion, and decreases, only if made to all similarly situated employees. Mr. Saunders is eligible under the Saunders Employment Agreement to participate in the Company’s Management Incentive Plan, which currently provides for an annual payout opportunity from 0-100% of base salary, depending on Company performance and the achievement of specific mutually agreed goals and objectives. Pursuant to the Saunders Employment Agreement, the Company granted Mr. Saunders options vesting over four years to purchase 200,000 shares of Common Stock, with an exercise price equal to the fair market value on August 6, 2002, vesting 25% on each of the first four anniversaries of the grant date, contingent on Mr. Saunders’ continued employment. The options to purchase Common Stock vest fully upon a change in control of the Company, coupled with an adverse change in employment, or upon termination of employment owing to Mr. Saunders’ death or disability. If the Company terminates Mr. Saunders’ employment without cause, options to purchase Common Stock vesting within twelve months following the date of his termination shall vest immediately, and, if Mr. Saunders wishes to exercise them, he must do so within up to one year following his termination. The Saunders Employment Agreement further provides that if the Company terminates Mr. Saunders’ employment without cause, then the Company will pay Mr. Saunders, among other things, twice Mr. Saunders’ base salary at the time of termination and a bonus of 100% of base salary. If Mr. Saunders is terminated following a change in control of the Company, he will receive two times the sum of his annual base salary as of the change in control date, plus a cash bonus of 100% of his base salary.

Executive Officer Change-in-Control Arrangements

      Each of Chad L. Becker, Steven A. Sjoblad, and Larry E. Rosenberger is a party to a Management Agreement with the Company. Subject to certain provisions in these agreements, each of these officers is eligible for the following benefits, among others, if such officer’s employment is terminated or the officer’s responsibilities or compensation are materially diminished within one year following the occurrence of specified events generally involving a change in control of the Company: (i) a payment equal to such officer’s annual base compensation then in effect, plus an amount equal to such officer’s bonus or cash incentive payment for the fiscal year preceding the change in control; (ii) the immediate vesting of all stock options and satisfaction of the restrictions on any restricted stock held; and (iii) the right to continue to participate in any health, disability and life insurance plan or other program then in effect. Change-in-control events potentially triggering benefits under the Management Agreements would occur if any person acquires 30% or more of our outstanding Common Stock, and the current directors and those elected directors under normal circumstances cease to be a majority of the Board, or if a merger or other business combination occurs and our stockholders receive less than 70% of the resulting equity.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      This Audit Committee is composed of three directors, each of whom has been determined by the Board to be an “independent director” under the Company’s guidelines and the New York Stock Exchange listing requirements. The members of the Audit Committee are A. George Battle, Guy R. Henshaw and David S. P. Hopkins. The Board has determined that Mr. Battle is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Exchange Act. The Audit Committee selects and retains the Company’s independent auditors, and assists the Board in its oversight of the integrity of the Company’s financial statements, including the performance of our independent auditors in their audit of our annual financial statements. The Audit Committee meets with management and the independent auditors as may be required. The independent auditors have full and free access to the Audit Committee without the presence of management. The Board of Directors has adopted a written charter for the Audit Committee which addresses the responsibilities of the Audit Committee and is attached to this proxy statement as Exhibit A. This report relates to the activities undertaken by the Audit Committee in fulfilling these responsibilities.

      On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the “Act”) was signed into law. Various requirements of the Act pertaining to the work of the Audit Committee became effective during fiscal 2003. The Audit Committee has met with representatives of management, legal counsel and our independent auditors to further its understanding of the Act’s provisions. It also reviewed processes that already are in place as well as those processes that will be required to comply with the requirements of the Act as they become effective.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003. This review included a discussion of the quality and the effectiveness of our financial reporting and controls, including the clarity of disclosures in the financial statements.

      In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with

KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP the firm’s independence.

      Based upon the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, to be filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Board of Directors.

A. George Battle

Guy R. Henshaw (Chair)
David S. P. Hopkins

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

      This Compensation Committee is composed entirely of non-employee directors, each of whom has been determined by the Board to be an “independent director” under the Company’s guidelines and the New York Stock Exchange listing requirements. The Compensation Committee determines all aspects of the compensation of our executive officers and considers and makes recommendations to the Board concerning action with respect to broadly based compensation and benefits plans. The Compensation Committee also administers the Company’s 1992 Long-term Incentive Plan, its 2002 Stock Bonus Plan, and its 2003 Employment Inducement Award Plan, adopted November 16, 2003.

      The primary objectives of our executive compensation program are to provide a level of compensation to executives that will attract and retain well-qualified individuals, to structure their compensation packages so that a significant portion is tied to achieving targets for revenue growth and operating margin, and to align their interests with those of our stockholders through the use of stock-based compensation.

      In fiscal 2003, our executive compensation program consisted of three main components: annual base salary, participation in our Management Incentive Plan, and the opportunity to receive equity awards under the Company’s qualified plans.

      The executive officers were eligible for the same benefits available generally to our employees, including group health and life insurance, participation in the employee stock purchase and 401(k) plans, and a profit sharing contribution to the 401(k) accounts made at the discretion of the Board of Directors. We also maintain a Supplemental Retirement and Savings Plan for the benefit of certain highly compensated employees, including all persons with the title of vice president or above.

Annual Base Salary

      The Compensation Committee determines the annual base salary of each of our executive officers, including the Chief Executive Officer, subject to the provisions of any employment agreements. The same principles are applied in setting the salaries of all officers to ensure that salaries are equitably established. Salaries are determined annually by considering the officer’s duties and responsibilities, the officer’s ability to impact the Company’s operations and profitability, the officer’s experience and past individual performance, operational and strategic Company performance, and competitive market practices.

Fiscal Year 2003 Management Incentive Plan

      Substantially all of the Company’s employees participate in incentive plans based on the Company’s performance with respect to goals for revenue growth and operating margin set by the Board of Directors for each fiscal year. For fiscal 2003, two such plans were approved by the Board of Directors. The Broad-Based Incentive Plan applied to non-executive employees, and the Management Incentive Plan applied to Vice Presidents and certain other senior leaders. Under both plans, an incentive compensation payout range was assigned to each participant at the beginning of the fiscal year based upon the participant’s scope of responsibility. The midpoint of a participant’s payout range increases with the level of the employee’s responsibilities. The Compensation Committee sets the incentive compensation payout range for each of the executive officers. During fiscal 2003, the Management Incentive Plan involved quarterly evaluation of two performance factors: the Company’s actual performance in relation to revenue growth and operating margin goals previously established by the Board of Directors; and the Committee’s assessment of individual participant performance. The Company performance factor determined the size of the overall incentive pool available for payout each quarter, while individual participant performance determined the point in each participant’s payout range used for incentive calculation.

Options and Restricted Stock

      The Compensation Committee administers two Company programs under which our executives may acquire our stock. These are the 1992 Long-term Incentive Plan and the 2002 Stock Bonus Plan. The Compensation Committee also administers the Company’s Employment Inducement Award Plan, adopted November 16, 2003, under which options to purchase Common Stock may be granted to persons to induce them to accept employment with the Company. Through the date hereof, this program applied to all Company job levels, but has not been a source of option grants to persons who, upon acceptance of employment with the Company, became senior executive officers of the Company.

      Under the 1992 Long-term Incentive Plan, the Compensation Committee may award options to purchase our Common Stock or shares of restricted stock to any employee, including our executive officers. The exercise price for all options granted under this plan must be at least equal to the fair market value of the shares on the date of grant. The amounts of stock options granted to executive officers are based on the same factors as are set forth above with respect to annual base salaries. Awards of options were made to Messrs. Grudnowski, Saunders, Becker, Sjoblad and Rosenberger in fiscal 2003 and are reflected in the Option Grants in Last Fiscal Year Table.

      The 2002 Stock Bonus Plan was adopted to provide stock value-driven incentives to key employees specifically related to the successful completion of the HNC acquisition and integration of the HNC business. Under this plan, the Compensation Committee may award stock to key employees, subject to terms and conditions, including vesting requirements and price, specified by the Compensation Committee at the time of the award and memorialized in a written agreement between the Company and the recipient. Unless restrictions on stock awarded to one or more current recipients of awards under this plan lapse for any reason, no further shares are available for award under this plan. In fiscal 2003 no awards of restricted stock were made under this plan. Awards issued to named executives in 2002 are further described elsewhere in this proxy statement.

Limits on Tax-Deductible Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to our five highest paid executives. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. The Company has not adopted any formal policy with respect to Section 162(m), although the Compensation Committee generally structures compensation to be deductible and considers the cost and value to the Company in making compensation decisions that could result in non-deductibility. The Compensation Committee has on occasion made decisions that have resulted or may result in non-deductible compensation. The Compensation Committee believes that these decisions were appropriate and in the best interests of the Company.

CEO Compensation

      During 2003, our Chief Executive Officer was compensated pursuant to the Grudnowski Employment Agreement. The Grudnowski Employment Agreement was negotiated in connection with our hiring of Mr. Grudnowski as Chief Executive Officer. The Grudnowski Employment Agreement terminated according to its terms as of December 1, 2003, and provided for an annual base salary of $550,000 for fiscal 2003. Mr. Grudnowski is eligible to receive a bonus of between $0 and $1,100,000, based upon the Company achieving certain business and financial objectives mutually agreed upon between Mr. Grudnowski and the Board of Directors of the Company. The Compensation Committee took action in November 2003 to determine Mr. Grudnowski’s incentive bonus for fiscal 2003. This determination was based on a subjective evaluation of Mr. Grudnowski’s performance, which included the following:

•	The successful completion of the Company’s efforts to integrate HNC;

•	The strength of the Company’s financial performance in an economically challenging environment, including significant gains in revenues and net income;

•	Efficiencies and technical infrastructure improvements realized by the Company during the year;

•	Success in the implementation of key business strategies;

•	Construction and leadership of a strong management team; and

•	Mr. Grudnowski’s performance in connection with objectives articulated at the time of the fiscal 2002 performance evaluation process.

      Based on all of these considerations, a cash incentive bonus of $500,000 was awarded to Mr. Grudnowski.

      In fiscal 2003, Mr. Grudnowski received options under the 1992 Long-term Incentive Plan to purchase 200,000 shares of Common Stock. The 2003 award was based on the Compensation Committee’s judgment with respect to the Company’s operational and strategic performance, Mr. Grudnowski’s individual performance, improvement in the market value of the Company’s Common Stock, and competitive compensation levels. Of the options received by Mr. Grudnowski in 2003, Mr. Grudnowski was initially offered options to purchase 100,000 shares, plus the opportunity to receive 25,000 shares of restricted stock under the 1992 Long-term Incentive Plan. Mr. Grudnowski was given the choice, in lieu of the 25,000 shares of restricted stock, to receive options to purchase an additional 100,000 shares of Common Stock. Mr. Grudnowski elected to receive the options rather than the restricted stock. As of December 31, 2003, the parties were in discussion as to a new agreement to replace the Grudnowski Employment Agreement, but no such agreement had been reached.

Alex W. Hart

Philip G. Heasley (Chair)
Margaret L. Taylor

Compensation Committee Interlocks and Insider Participation

      Alex W. Hart, Philip G. Heasley and Margaret L. Taylor served as the members of our Compensation Committee for the fiscal year ended September 30, 2003. Messrs. Hart and Heasley and Ms. Taylor are non-employee directors. None of our executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during the fiscal year ended September 30, 2003.

PERFORMANCE GRAPH

      The following graph shows the total stockholder return of an investment of $100 in cash on September 30, 1998, in (i) the Company’s Common Stock, (ii) the Research Data Group, Inc. Indices for the Standard & Poors’ 500 Stocks (U.S. Companies), and (iii) the Standard & Poors 500 Application Software Index, in each case with reinvestment of dividends. These indices relate only to stock prices and do not purport to afford direct comparison of the business or financial performance of the companies. The Company does not believe there are any publicly traded companies that compete with the Company across the full spectrum of our product and service offerings.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

Among Fair Isaac Corporation,
the S&P 500 Index, and the S&P Application Software Index

INDEXED RETURNS

	Years Ending September 30,

Company/Index	1998	1999	2000	2001	2002	2003

FAIR ISAAC	100	84.27	128.40	213.39	222.02	400.95
S&P 500 INDEX	100	127.80	144.78	106.24	84.48	105.08
S&P 500 APPLICATION SOFTWARE	100	72.38	107.44	34.59	25.10	35.71

OTHER BUSINESS

      Our Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but, if other matters properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, and the rules of the Securities and Exchange Commission (the “SEC”) thereunder, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of their ownership and changes in ownership of our Common Stock with the SEC. Our employees generally prepare these reports on the basis of information obtained from each director and officer. Based on information available to us, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, executive officers and greater than 10% owners during the last fiscal year were filed on time.

SUBMISSION OF PROPOSALS OF STOCKHOLDERS

      Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for our 2005 Annual Meeting of Stockholders, the proposal must be received at our Corporate Secretary’s Office, 200 Smith Ranch Road, San Rafael, California 94903, no later than 5:00 p.m. local time on October 4, 2004, to be considered for inclusion in the proxy statement and proxy card for that meeting. Stockholder communications to the Board, including any such communications relating to director nominees, may also be addressed to the Corporate Secretary at that address. The Board believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. The Secretary will forward the substance of meaningful stockholder communications, including those relating to director candidates, to the Board or the appropriate committee upon receipt.

      In order for business, other than a stockholder proposal included in our proxy statement and proxy card, to be properly brought before the 2005 Annual Meeting by a stockholder, the stockholder must give timely written notice thereof to our Corporate Secretary and must otherwise comply with our By-laws. Our By-laws provide that, to be timely, a stockholder’s notice must be received by our Corporate Secretary at our principal executive offices not fewer than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. If the Company gives fewer than 70 days’ notice or prior public disclosure of the scheduled meeting date, then, to be timely, the stockholder’s notice must be received no later than the earlier of (i) the close of business on the tenth day following the day on which such notice was mailed or such disclosure was made, whichever occurs first, and (ii) two days prior to the scheduled meeting date.

By Order of the Board of Directors

ANDREA M. FIKE
Vice President, General Counsel and Secretary

Dated: January 8, 2004

Exhibit A

FAIR ISAAC CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee is appointed by the Board to monitor (1) the integrity of the financial statements of Fair Isaac Corporation (the “Company”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

Committee Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any requirements established by the Board. The Audit Committee shall assist the Board in its determination as to whether or not at least one member of the Audit Committee is an “audit committee financial expert” as defined by the Commission.

      The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Executive Committee. Audit Committee members may be replaced by the Board.

Committee Chair

      The Audit Committee shall be presided over by a Chair, identified by the Board or, in the absence of such identification, selected by the Committee’s members from among those members. The Chair, in consultation with the members of the Audit Committee, will determine the frequency and length of the Committee’s meetings and develop the Committee’s agenda.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than as necessary to review quarterly or other reporting of the Company’s financial performance and as necessary in support of the Company’s financial report certification process. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

     Financial Statement and Disclosure Matters

      1.     Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2.     Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      3.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any significant deficiencies or material weaknesses in the adequacy of the Company’s internal controls and any special steps adopted in light of significant control deficiencies.

      4.     Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5.     Discuss with management the Company’s policies regarding earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as the Company’s policies regarding financial information and earnings guidance provided to analysts and rating agencies.

      6.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7.     Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      8.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of financial reporting, difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9.     Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      10.     Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

     Oversight of the Company’s Relationship with the Independent Auditor

      11.     Review and evaluate the lead partner of the independent auditor team.

      12.     Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      13.     Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law or regulation.

      14.     Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      15.     Annually receive written notice from the independent auditor regarding its independence as required in Independence Standards Board Standard No. 1 and discuss such annual report with the independent auditor at an Audit Committee meeting.

      16.     Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      17.     Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

     Oversight of the Company’s Internal Audit Function

      18.     Review the appointment and replacement of the senior internal auditing executive.

      19.     Review the significant reports to management prepared by the internal auditing department and management’s responses.

      20.     Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

     Compliance Oversight Responsibilities

      21.     Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      22.     Oversee adequate communication of the Company’s Code of Business Conduct and Ethics to employees throughout the organization and review employee compliance with this Code.

      23.     Oversee adequate communication of any code of ethics adopted by the Company applicable to the Company’s senior financial management to such senior financial management, and, if necessary, consider and approve any amendments to, or waivers granted under, such policy.

      24.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      25.     Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      26.     Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal and other requirements. These are the responsibilities of management and the independent auditor. The Audit Committee is entitled to rely on the information provided by the Company’s management and the judgment and advice of professional experts and counselors.

PROXY

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING FEBRUARY 2, 2004

The undersigned hereby appoints Andrea M. Fike, Nancy E. Fraser or Thomas G. Grudnowski or any of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair Isaac Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 2, 2004, or any postponement or adjournment thereof.

(Continued to be signed on the other side)

FOLD AND DETACH HERE

Please mark your vote as indicated in this example. ☒

1.	ELECTION OF DIRECTORS	FOR ALL NOMINEES	WITHHOLD FOR ALL
	If you wish to withhold	BELOW	NOMINEES BELOW
	authority to vote for any	(except as indicated)	(except as indicated)
	individual nominee, strike a line through that nominee’s name in the list below:	☐	☐

Nominees:

	01 A. George Battle	05 Phillip G. Heasley
	02 Tony J. Christianson	06 Guy R. Henshaw
	03 Thomas G. Grudnowski	07 David S. P. Hopkins
	04 Alex W. Hart	08 Margaret L. Taylor

2.	Amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the current fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER, IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 (SUBJECT TO DISCRETIONARY ALLOCATION OF VOTES BY THE PROXIES IN THE EVENT CUMULATIVE VOTING IS APPLICABLE, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT) AND “FOR” ITEMS 2 AND 3.

(Note: Sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If corporation or partnership, please sign in firm name by authorized person.)

I plan to attend the Meeting:          ☐

Signature(s)	Dated	, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

FOLD AND DETACH HERE

Vote by Telephone or Mail
24 Hours a Day, 7 days a Week
Telephone voting is available through 4PM Eastern Time
the business day prior to annual
meeting day.

Your telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-800-435-6710
Use any touch-tone telephone to		Mark, sign and date
vote your proxy. Have your proxy		your proxy card
card in hand when you call	OR	and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by telephone,
You do NOT need to mail back your proxy card.

<Perforation Line>

FAIR ISAAC CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS
ADMISSION TICKET

Please present this ticket for admittance of the stockholder(s) named above. Admittance will be based upon availability of seating.